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                                                                  EXHIBIT 23.02


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Interface Systems, Inc.
5855 Interface Drive
Ann Arbor, Michigan 48103

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the previously filed Registration Statement (Form S-8) of our report dated November 14, 1996 relating to the consolidated financial statements and schedule as of September 30, 1996 and for each of the two years in the period ended September 30, 1996 of Interface Systems, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 1997.



                                                /s/ BDO SEIDMAN, LLP

Troy, Michigan
December 29, 1997